Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AxonPrime Infrastructure Acquisition Corporation (the "Company") on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the Securities and Exchange Commission (the "Report"), I, Dinakar Singh, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 26, 2023

/s/ Dinakar Singh
Dinakar Singh
Chief Executive Officer and Interim Principal Financial Officer
(Principal Executive Officer)